UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007
Cloudtech Sensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30278	75-2035917

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13 Laetitia Lane
Landenberg, PA	19350

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-255-5678
Advanced Products Group, Inc.
408 West 57 Street
Suite 8E
New York, New York 10019

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Amended and Restated Agreement and Plan of Merger
          On May 31, 2007, Advanced Products Group, Inc., a publicly traded Delaware corporation (“APG”), acquired Cloudtech Sensors, Inc., a privately-held Delaware corporation (“Cloudtech”), through a reverse merger transaction pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of May 31, 2007, by and between APG and Cloudtech (the “Amended Merger Agreement”) pursuant to which Cloudtech merged with and into APG (the “Merger”), and APG is the surviving corporation (the “Surviving Corporation”) or (the “Company”). The Amended Merger Agreement was executed on September 27, 2007 and amends and restates the Agreement and Plan of Merger, dated February 27, 2007, among the same parties (the “Original Agreement”). The Amended Merger Agreement is attached to this Form 8-K as Exhibit 2.1.
          In connection with the Merger, the Surviving Corporation’s duly registered name changed from Advanced Products Group, Inc. to Cloudtech Sensors, Inc. In addition, APG’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), became the Certificate of Incorporation of the Surviving Corporation.
          In connection with Original Agreement, a Certificate of Merger was filed with the Secretary of State of the State of Delaware with an effective date of the Merger of March 21, 2007. A Certificate of Correction to the Certificate of Merger correcting the effective date of the Merger to May 31, 2007, which is attached as Exhibit 3.1 to this Form 8-K, was filed on September 27, 2007 with the Secretary of State of the State of Delaware.
          The terms of the Merger are contained in the Amended Merger Agreement. The Amended Merger Agreement amends and restates the Original Agreement to, among other matters: (i) correct the capitalization of Surviving Corporation; and (ii) reflect the mutually agreed upon business arrangement providing for APG stockholders as of the close of business on May 31, 2007 (the “Effective Time”) to own 15% of the common stock of the Surviving Corporation and Cloudtech stockholders’ common stock and Cloudtech reserved common stock to comprise 85% of the common stock of the Surviving Corporation immediately following the Merger.
          As of May 31, 2007, prior to the consummation of the Merger, a total of 4,840,141 shares of common stock were issued to the APG stockholders. At the Effective Time, each share of the common stock of APG, $.001 par value per share, was automatically converted into one share of the common stock, $.001 par value per share, of the Surviving Corporation whereby a total of 4,840,141 shares of the Surviving Corporation were issued to APG stockholders existing prior to the consummation of the Merger.
          As of May 31, 2007, prior to the consummation of the Merger, a total of 25,650,000 shares of common stock of Cloudtech were agreed to be issued to the Cloudtech stockholders and 1,777,466 shares of Cloudtech common stock were reserved for issuance to consultants in return for services to Cloudtech. At the Effective Time, each share of the common stock of Cloudtech, $.001 par value per share, was converted into one share of the common stock, $.001 par value per share, of the Surviving Corporation whereby a total of 25,650,000 shares of the Surviving Corporation were issued to Cloudtech stockholders existing prior to the consummation of the Merger and 1,777,466 shares of Surviving common stock were reserved for issuance to consultants in return for services to Cloudtech or the Surviving Corporation, of which 460,000 have were allocated for issuance for pre-merger services.
          As of June 1, 2007, after the consummation of the Merger, certain Surviving Corporation stockholders have agreed to purchase 1,465,650 additional shares of common stock of the Surviving Corporation following the Merger in a private placement and may sell some of their existing shares of common stock of the Surviving Corporation to fund such purchases. The Surviving Corporation cannot assure you that it will be able to raise funds through debt or equity, if at all. As of the date of this Form 8-K, the Surviving Corporation has issued all of such 1,465,650 shares, but is still in the process of collecting the proceeds from such sales and the related executed documents. As soon as practicable after this private placement is consummated, the Surviving Corporation will disclose the terms of this transaction on a subsequent Form 8-K filing.
          The capitalization of APG and Cloudtech, as of May 31, 2007, prior to the consummation of the Merger, and the capitalization of the Surviving Corporation, as of September 27, 2007, upon consummation of the Merger, are set forth as follows:

Effective as of Effective Time on May 31, 2007

				Total Number of
				Shares of the
		Number of Shares in	Percentage Owned in	Surviving
	Number of Original	Surviving	Surviving	Corporation on May
Corporation or Party	Shares Pre-Merger	Corporation	Corporation	31, 2007
APG (Issued shares only)	4,840,141	4,840,141	15.00%	32,267,607
Old Cloudtech (including Consultant Reserves and Issued shares)	27,427,466	27,427,466	85.00%
Total Issued Shares	32,267,607	32,267,607	100%
Effective Post-Merger as of September 27, 2007

				Total Number of
				Shares of the
		Number of Shares in	Percentage Owned in	Surviving
	Number of Original	Surviving	Surviving	Corporation on June
Corporation or Party	Shares Pre-Merger	Corporation	Corporation	1, 2007
APG Stockholders — Issued Shares	4,840,141	4,840,141	14.35%	33,733,257

Old Cloudtech Stockholders — Issued Shares	25,650,000	25,650,000	76.04%

Cloudtech Consultants — Issued Shares as of June 1, 2007 Post Merger Issuance	0	460,000	1.36%

Cloudtech Consultants — Reserved Shares	1,777,466	1,317,466	3.91%
APG Founders Post-Merger Issuance (To be Issued Shares via subscription)	0	1,465,650	4.34%

Total Shares	32,267,607	33,733,257	100%

          The Surviving Corporation intends to settle outstanding obligations of APG equal to $300,000 to Edward J. da Parma, and to bring the Surviving Corporation into compliance with various state and federal regulation, including but not limited to the costs of becoming current in its Securities and Exchange Commission (“SEC”) filings and registrations and the legal and accounting fees associated therewith.
          In connection with the Merger and the Amended Merger Agreement, the Surviving Corporation has executed a Promissory Note, dated September 27, 2007 (the “New Note”), which is attached to this Form 8-K as Exhibit 10.1, in conjunction with the Amended Merger Agreement for repayment of any remaining liabilities of APG; prior to the Effective Date of the Amended Merger Agreement; pursuant to which (i) the Surviving Corporation promises to pay to Edward J. da Parma the sum of Three Hundred Thousand Dollars ($300,000) when the Surviving Corporation raises at least one-million three hundred thousand dollars ($1,300,000) in a private placement equity offering from third party sources in net sales of equity after payment of transaction fees. The New Note replaces and supersedes the Promissory Note (the “Original Note”) disclosed by APG on Form 8-K, dated February 28, 2007, filed on March 31, 2007, which was not attached thereto as an exhibit and therefore is attached to this Form 8-K as Exhibit 10.2.
          The requisite majority of the shares issued and outstanding of APG prior to the Merger and the APG Board voted in favor of the Merger. Dissenting minority stockholders are eligible to receive the assessed market value of the shares immediately prior to the Effective Time. The Board of Directors of APG believed that the APG shares had nominal market value prior to the Effective Time.
          The requisite majority of the shares issued and outstanding of Cloudtech prior to the Merger and the Cloudtech Board voted in favor of the Merger.
          As part of the transaction contemplated by the Amended Merger Agreement, at the Closing on May 31, 2007, the Board of Directors and the officers of APG resigned and Cloudtech elected and appointed the directors and officers of the Surviving Corporation, effecting a complete change in management and control of APG.
          After the Effective Time, any holder of a certificate or certificates which theretofore represented shares of Cloudtech or the Company will receive a letter from the Surviving Corporation that will require them to surrender their respective certificate or certificates to the Transfer Agent of the Surviving Corporation, to wit: Fidelity Transfer, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, and shall thereupon be entitled to receive in exchange a certificate or certificates representing the number of shares of common stock of the Surviving Corporation into which the shares represented by such certificate or certificates to be converted.
          Any description of the terms, conditions and covenants of the Amended Merger Agreement and any other instrument, document and agreement discussed above is qualified in its entirety by reference to such instrument, document and agreement, which is attached as an exhibit and incorporated herein by reference.
Communication with the Securities and Exchange Commission
          Except for the filing of its (i) 10-QSB on June 28, 2001, (ii) Current Report on Form 8-K filed on March 13, 2007, (iii) Preliminary Information Statement on Schedule 14-C filed on March 14, 2007, (iv) Definitive Information Statement on Schedule 14-C filed on May 11, 2007, and (v) Preliminary Information Statement Relating to Merger or Acquisition on Schedule 14-C filed on June 1, 2007, the Company or the Surviving Corporation have not filed or furnished any other report, schedule, registration statement and definitive proxy statement as required to be filed or furnished by the Company with or under the Securities Act (as defined below) or the Exchange Act (the “SEC Reports”). The SEC Reports that were filed or furnished were timely and were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be.
          In addition, this Form 8-K shall correct and amend any previous SEC Reports incorrectly reporting APG’s or the Surviving Corporations’ authorized capital stock. The correct amount of authorized capital stock of APG or the Surviving Corporation consists of forty million (40,000,000) shares of $0.001 par value common stock and one million (1,000,000) shares of $0.001 par value preferred stock.

License Agreement with Delaware Technology Park, Inc.
          The Surviving Corporation has entered into a license agreement (the “License Agreement”), dated as of July 20, 2007, with Delaware Technology Park, Inc. (the “Licensor”) whereby the Licensor, as the master lessee, granted a revocable license to the Surviving Corporation to use a portion of a building (the “Building”) owned by the University of Delaware at 1 Innovation Way, Newark, DE 1971(the “License”). The License Agreement is attached hereto as Exhibit 10.3.
          Under the terms of the License Agreement, the Surviving Corporation is permitted to use a certain portion of the Building located on the first floor in Suite 400 consisting of Room 426 (the “Licensed Premises”) for one (1) year commencing August 1, 2007 (the “License Commencement Date”). The term of the License granted to the Surviving Corporation began on the License Commencement Date and expires on July 31, 2008 (the “Initial License Term”). Following the expiration of the Initial Lease Term, the License will be automatically extended on a monthly basis, unless the License is cancelled by either party by giving 60 days advance written notice of cancellation to the other party.
          For the use of the Licensed Premises, the Surviving Corporation will pay a monthly fee of four-hundred sixty-two dollars ($462.00) and will be permitted to use the Licensed Premises for such purposes that will promote and support operation of Surviving Corporation’s information technology consulting and services business. In the event the term of the License is extended beyond the Initial License Term, the fee for the License will be increased to four hundred eighty-five dollars and ten cents ($485.10) per month.
Lease Agreement with Rutgers-Camden Technology Campus
          The Surviving Corporation has entered into a lease agreement (the “Lease”), dated September 12, 2007, with Rutgers-Camden Technology Campus, Inc. (“RCTC”) for the use of property located at Suite 222, 200 Federal Street, 2nd Floor, Camden, NJ 08103 (the “Leased Premises”). The Lease is attached hereto as Exhibit 10.4
          Under the terms of the Lease, the Surviving Corporation is permitted to use the Leased Premises for the exclusive purpose of operating a sensor technology company business for one (1) year commencing on September 1, 2007 and expiring on of August 31, 2008 (the “Initial Lease Term”). As payment to RCTC for use of the Leased Premises, the Surviving Corporation will pay RCTC one-thousand one-hundred seventy-five dollars ($1175) per month (the “Rent”). If the Rent is paid after the fifth (5th) day of the month, the Surviving Corporation will be obligated to pay RCTC an additional ten percent (10%) of the total Rent as a late fee.
          On the expiration of the Initial Lease Term, the Surviving Corporation has the right to renew the Lease in twelve (12) month periods for up to an additional four (4) years (the “Lease Renewal Period”) subject to the right of RCTC to increase the Rent for any such Lease Renewal Period.
Bahaman APG Share Controversy
          The Surviving Corporation filed suit on September 21, 2007 in the Delaware Court of Chancery against three Bahaman-based companies, Colonial National, Ltd., Hamilton, Ltd. and Castle Pines, Inc. (collectively, the “Bahaman Companies”), and possibly all or some of their principals, seeking (inter alia) the cancellation of over six-hundred thousand (600,000) shares of APG common stock (collectively, the “Bahaman APG Shares”) presently deposited with the brokerage firm of Brown Brothers Harriman & Co. (“BBH”). Craz Products, Inc., as the predecessor of APG, issued the Bahaman APG Shares to the Bahaman Companies in April 1999 in exchange for three promissory notes given by the Bahaman Companies to Craz Products, Inc. One year later, in April 2000, the Bahaman Companies defaulted under the promissory notes and APG took steps to cancel the Bahaman APG Shares. In connection with the Amended Merger Agreement, APG’s management represented and warranted to Cloudtech that APG had cancelled the Bahaman APG Shares and Cloudtech accepted this representation.
          In July 2007, however, the Surviving Corporation learned that the Bahaman APG Shares were being freely traded in the open markets and, evidently, had not been canceled. The Surviving Corporation intends to vigorously pursue its claim for cancellation of those Bahaman APG Shares which remain deposited with BBH (at this time, the

          Surviving Corporation does not anticipate bringing any legal action against BBH) on the legal bases of (i) lack or failure of consideration, (ii) material breach of contract, and (iii) unjust enrichment, among other causes of action.
          If the Surviving Corporation is successful in cancelling any of the Bahaman APG Shares, (those cancelled Bahaman APG Shares shall be know as the “Cancelled Bahaman APG Shares”), then the Surviving Corporation, as part of the Merger consideration and to reflect mutually agreed upon business arrangement providing for the APG stockholders to own 15% of the common stock of the Surviving Corporation at the Effective Time of the Merger, agrees to issue on a pro rata basis new shares of the Surviving Corporation in an amount equal to the amount of Cancelled Bahaman APG Shares to the APG stockholders immediately prior to the Merger, or to their respective successors or assigns.
Item 2.01 Completion of Acquisition or Disposition of Assets.
          Information included in Item 2.01 will be filed as soon as practicable via an amendment to this Form 8-K at a later date.
Item 3.02 Unregistered Sales of Equity Securities.
          See Item 1.01 above.
Item 4.01 Appointment of Registrant’s Certifying Accountant.
          The Board of Directors of the Surviving Corporation elected to retain the Davis Accounting Group as its auditor to complete an audit of the 2001-2006 financial statements of APG, during which time no operating business was conducted and expects the audit to be completed within ninety (90) days, and approved the appointment of the Davis Accounting Group as its independent registered public accounting firm, effective as of August 20, 2007. The Davis Accounting Group was not consulted with, nor did they provide any advice to the Surviving Corporation, regarding any prior financial statements of the Surviving Corporation. Additionally, concurrent with the decision to retain the Davis Accounting Group, the Board of Directors approved the dismissal of Schvaneveldt and Company, as the independent registered public accounting firm of the Company.
          No accountant’s report was issued by Schvaneveldt and Company on the financial statements for over five (5) fiscal years.
          During the five most recent fiscal years (ended December 31, 2001 through 2006) and from January 1, 2007 through the date of this Current Report on Form 8-K (“Current Report”), there were no disagreements with Schvaneveldt and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during our two (2) most recent fiscal years (ended December 31, 2005 and 2006) and from January 1, 2007 through the date of this Current Report. No concurring letter was received from Schvaneveldt and Company to be filed with this Form 8-K because they have not issued an accountant’s report for over five (5) fiscal years.
Item 5.01 Changes in Control of Registrant.
          As stated in Item 1.01 above, the transaction contemplated in the Merger resulted in a change of control of APG in that Cloudtech Shareholders own a majority of the issued and outstanding shares of APG.
     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change of the Board and Officers of the Surviving Corporation
          The Amended Merger Agreement required that at the time the Merger transaction was consummated, the officers and directors of APG would resign. The Board of Directors of Cloudtech, consisting of James L. Trichon,

          Kenneth S. Rosenzweig and James W. Zimbler, became the Board of Directors of APG and the Board of Directors of the Surviving Corporation elected and appointed the Surviving Corporation’s officers. Upon consummation of the Merger, the new Board of Directors of the Surviving Corporation appointed the following executive officers of the Surviving Corporation: James L. Trichon, President and Chief Executive Officer; and Kenneth S. Rosenzweig, Secretary and Treasurer.
Executive Compensation
Compensation Discussion and Analysis
          This Compensation Discussion and Analysis discusses the principles underlying the Surviving Corporation’s compensation policies and decisions and the principal elements of compensation paid to the Surviving Corporation’s executive officers during the 2007 fiscal year. The Company’s Chief Executive Officer (the “CEO”), and the other executive officers included in the Summary Compensation Table below will be referred to as the “named executive officers” for purposes of this discussion.
Compensation Objectives and Philosophy
          The Board of Directors of the Surviving Corporation (the “SC Board”) is responsible for reviewing and approving the compensation payable to the Surviving Corporation’s executive officers and other key employees. As part of such process, the SC Board seeks to accomplish the following objectives with respect to the Surviving Corporation’s executive compensation programs:
•	Motivate, recruit and retain executives capable of meeting the Surviving Corporation’s strategic objectives;

•	Provide incentives to ensure superior executive performance and successful results for the Surviving Corporation; and

•	Align the interests of executives with the long-term interests of shareholders.
The SC Board seeks to achieve these objectives by:
•	Establishing a compensation structure that is both market competitive and internally fair; and

•	Linking a substantial portion of compensation to the Surviving Corporation’s achievement of corporate objectives and the individual’s contribution to the attainment of those objectives.
Setting Executive Compensation
     It is the SC Board’s objective to set the total annual compensation of each executive officer at levels that are competitive for comparable positions based on available industry data. However, in determining the compensation of each executive officer, the SC Board also considers a number of other factors, including recent Surviving Corporation and individual performance, the CEO’s recommendations, cost of living and internal pay equity. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the SC Board determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Company’s overall performance. In addition, the CEO provides the SC Board with a detailed review of the performance of the other executive officers and makes recommendations to the SC Board with respect to the compensation packages for those officers.
Components of Compensation
     For the 2007 fiscal year, the Company’s executive compensation program included the following components:
•	Base salary; and

•	Annual short-term cash incentives.
Base Salary
In General — It is the SC Board’s objective to set a competitive rate of annual base salary for each executive officer. The SC Board believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The SC Board establishes salary bands for the executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each executive officer is then derived from those salary bands based on his or her responsibility, tenure and past performance and market comparability.
Executive Officers and Compensation
          The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) James L. Trichon, the Surviving Corporation’s Director, Chief Executive Officer and President, and (ii) Kenneth S. Rosenzweig, the Surviving Corporation’s Chairman, Secretary and Treasurer. There are currently no other executive officers who received total annual salary and bonus compensation in excess of $100,000.
Summary Compensation Table

Change in
Pension Value
and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	Total ($)
James L. Trichon,	2007	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
Chief Executive Officer, President and Director

Kenneth S. Rosenzweig(1)	2007	0	-0-	-0-	-0-	-0-	-0-	150,000	150,000	(2)
Secretary, Treasurer and Director

(1)	Individual is paid as a 1099 employee.

(2)	Approximate dollar amount of consulting services on an annualized basis.

          Director Compensation
          The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to James W. Zimbler, a Director for the Surviving Corporation. There are currently no other directors who received total annual salary and bonus compensation in excess of $10,000.
Compensation of Directors

Change in
Pension
Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	($)	($)	($)	($)	($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James W. Zimbler (1)	36,000 (2)	—	—	—	—	—	36,000 (2)

(1)	Individual is paid as a 1099 employee.

(2)	Approximate dollar amount on an annualized basis.
Item 5.06 Change in Shell Company Status.
          As a result of the consummation of the Merger and new business dealings described in Items 1.01 and 2.01 (information included in Item 2.01 will be filed as soon as practicable via an amendment to this Form 8-K at a later date) of this Current Report, we believe that the Surviving Corporation is no longer a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
          The Surviving Corporation hereby agrees to provide the SEC upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.
(d) Exhibits

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of May 31, 2007, of Cloudtech Sensors, Inc. into Advanced Products Group, Inc., as Surviving Corporation.

3.1	Certificate of Correction to the Certificate of Merger of Cloudtech Sensors, Inc. into Advanced Products Group, Inc.

10.1	Promissory Note, dated September 27, 2007, wherein the Surviving Corporation is the Payor and Edward J. da Parma is the Payee.

10.2	Original Promissory Note, wherein Cloudtech Sensors, Inc. is the Payor and Advanced Products Group, Inc. is the Payee.

10.3	License Agreement, dated July 20th, 2007, by and between the Delaware Technology Park, Inc. and Cloudtech Sensor’s Inc.

10.4	Lease Agreement, dated September 12, 2007, by and between Rutgers-Camden Technology Campus, Inc. and Cloudtech Sensors Inc.

SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDTECH SENSORS, INC.
Date: October 1, 2007	By:	/s/ James L. Trichon
		Name:	James L. Trichon
		Title:	President and Chief Executive Officer